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                                                                   EXHIBIT 10.42

                                    SUBLEASE

     This Sublease, dated, for reference purposes only, as of August __, 1999, is made by and between Baytech Associates, a California general partnership ("Sublandlord") and Verilink Corporation, a Delaware corporation ("Subtenant").

                                    RECITALS

     A. IDEC Corporation, as "Landlord," and Sublandlord, as "Tenant," entered into a lease agreement (the "Master Lease") dated September 30, 1996 concerning approximately 71,800 square feet of space located in the building (the "Building") at 161 Nortech Parkway, San Jose, California. A copy of the Master Lease is attached hereto as Exhibit A.

     B. Sublandlord now desires to sublease to Subtenant, and Subtenant now desires to sublease from Sublandlord, a portion of the Building consisting of approximately 42,000 square feet of space (the "Premises") as shown on Exhibit B attached hereto.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties agree as follows:

     1. PREMISES. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Premises.

     2. TERM. The term of this Sublease shall commence on November 1, 1999 and end on November 30, 2001 (the "Expiration Date") unless sooner terminated pursuant to any provision hereof.

     3.   RENT.

          (a) Subtenant shall pay to Sublandlord as base rent ("Base Rent") for the Premises during he term hereof the sum of Forty-Five Thousand Eighty Dollars ($45,080) per month. In addition to Base Rent, during the term of this Sublease, Subtenant shall pay to Sublandlord Subtenant's share ("Subtenant's Share") of all additional rent ("Additional Rent") payable to Landlord under Paragraph 5(b) of the Master Lease and all expenses incurred by Sublandlord in performing the obligations set forth in Paragraph 17.B. of the Master Lease. Subtenant's Share of Additional Rent shall be fifty-eight and five tenths percent (58.5%).

          (b) Collectively, Base Rent and Additional Rent shall hereinafter be referred to as "Rent". Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in advance on the first day of every month, without demand, offset, counterclaim or setoff. All Rent shall be paid to Sublandlord at its address set forth in Paragraph 18 hereof or at such other place as Sublandlord may designate by written notice to Subtenant.

          (c) Any Rent or other amount due hereunder to Sublandlord that is not paid when due shall bear interest at the rate of ten percent (10%) per annum or the maximum rate
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allowed by law, whichever is less. In addition, for each payment of Rent that is not paid within ten (10) days after the date of Rent payment is due, Subtenant shall pay to Sublandlord an additional sum equal to four percent (4%) of the amount overdue as a late charge. Payment and acceptance of interest and a late charge hereunder shall not excuse any failure by Subtenant to pay Rent when due.

     4. USE. The Premises shall be used and occupied only for any lawful purpose, including, without limitation, research development manufacturing, sales, warehouse, office and general administration activities required to produce and sell components and/or products which are used and/or sold in the electronics industry and related incidental uses.

     5. SECURITY DEPOSIT. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Forty-Five Thousand Eighty Dollars ($45,080), as a security deposit (the "Deposit"). Sublandlord shall hold the Deposit as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations under this Sublease and any applicable cure period shall have expired, than Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall pay to Sublandlord, within five (5) business days after receipt of demand, the amount so applied in order to restore the Deposit to its original amount. Sublandlord shall promptly return the Deposit to Subtenant at the expiration or earlier termination of the Sublease term, provided that there does not then exist any uncured event of default by Subtenant under this Sublease. Sublandlord shall not be required to segregate the Deposit from Sublandlord's general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

     6. CONDITION OF THE PREMISES. Subtenant acknowledges that it is subleasing the Premises "AS IS," that Sublandlord is not making any representation or warranty concerning the condition of the Premises, and that Sublandlord is not obligated to perform any work to prepared the Premises for Subtenant's occupancy. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Premises except as permitted by the provisions of this Sublease and the Master Lease and that Subtenant must deliver the Premises to Sublandlord upon expiration of the Sublease term in the condition required by the Master Lease.

     7. SIGNAGE Subtenant may install any such signage that is approved in writing by Landlord and allowed by the terms of the Master Lease. Subtenant shall be solely responsible to negotiate directly with Landlord with respect to any signage rights that Subtenant desires. The failure for any reason of Landlord to approve Subtenant's proposed signage shall not excuse the performance of Subtenant's obligations under this Sublease.

     8. PARKING. Subtenant shall be entitled to use Subtenant's Share of all parking available with respect to the Building on a non-exclusive basis.

     9. SUBTENANT'S OBLIGATION. Except as provided herein to the contrary and except as modified by this Sublease, Subtenant covenants and agrees that all obligations of Sublandlord


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under the Master Lease shall be performed by Subtenant with respect to the
Premises. Except to the extent due to the negligence or willful misconduct of Sublandlord or Sublandlord's agents, contractors or employees, Subtenant agrees to indemnify, protect and defend Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Master Lease or any related agreement which, as a result of this Sublease, becomes an obligation of Subtenant.

     10. SUBLANDLORD'S OBLIGATIONS. Sublandlord agrees that Subtenant shall be entitled to receive all services, utilities and repairs to be provided by Landlord to Sublandlord under the Master Lease which pertain to the Premises. Subtenant shall look solely to Landlord for all such services and utilities and shall not, under any circumstances, seek or require Sublandlord to perform any of such services or provide any utilities, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Master Lease unless such default is caused by Sublandlord. Any condition resulting from a default by Landlord under the Master Lease (other than a default caused by Sublandlord) shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease, except to the extent Sublandlord receives an abatement in its rent under the terms of the Master Lease with respect to the Premises. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay when due all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that such payment is not the obligation of Subtenant hereunder. Sublandlord agrees to indemnify, protect and defend Subtenant and hold it harmless from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance or non-observance of any obligation of Sublandlord under the Master Lease that has not become an obligation of Subtenant pursuant to this Sublease, except to the extent that such non-performance or non-observance is caused by Subtenant's negligence or willful misconduct or the failure to perform any of Subtenant's obligations hereunder, or that of its agents, employees or contractors. If the Master Lease and/or this Sublease terminates as a result of a default by Sublandlord under the terms of the Master Lease or this Sublease, Sublandlord shall indemnify, defend, protect and hold harmless Subtenant from and against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' fees), caused by or arising in connection with such termination.

     11. DEFAULT BY SUBTENANT. In the event Subtenant shall be in default of any covenant of this Sublease, Sublandlord, upon giving any required notice and subject to the right, if any, of Subtenant to cure any such default within any applicable cure period provided in the Master Lease or this Sublease, shall have available to it against Subtenant all of the remedies available to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or at law.

     12. QUIET ENJOYMENT. As long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall do nothing to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Premises.


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     13.  ASSIGNMENT AND SUBLETTING. Subtenant shall not assign this Sublease or any of Subtenant's rights hereunder, and shall not sub-sublet the Premises or any portion thereof, except in conformance with the terms of the Master Lease and with Sublandlord's prior written consent which will not be unreasonably withheld.

     14. HOLDING OVER. Subtenant shall surrender possession of the Premises immediately upon the expiration of the Sublease term or earlier termination of this Sublease in accordance with all of the terms of the Master Lease. If Subtenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Sublandlord, then unless Sublandlord and Subtenant have otherwise agreed in writing, Subtenant shall be a tenant at sufferance and not a tenant from month-to-month. All the terms, provisions and conditions of this Sublease shall apply to such tenancy at sufferance except those terms, provisions and conditions pertaining to the Sublease term, provided that the monthly Base Rent shall be immediately adjusted upward upon the expiration or termination of this Sublease to one hundred fifty percent (150%) of the monthly Base Rent for the Premises in effect under this Sublease during the month that includes the day immediately prior to the date of the expiration or termination of this Sublease. Further, Subtenant shall indemnify, protect, defend with counsel reasonably acceptable to Sublandlord and hold harmless Sublandlord from and against any and all claims, liabilities, judgments, causes of action, damages, losses, costs and expenses (including reasonable attorneys' fees and experts' fees) caused by or arising in connection with Subtenant's failure to surrender possession of the Premises to Sublandlord upon expiration of the Sublease term and in the manner required by the Master Lease.

     15. BROKERS. Each party represents and warrants to the other that such party has not dealt with any broker or finder in connection with the negotiation or consummation of this Sublease. Each party agrees to indemnify and defend the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by the other party as a result of any breach by such party or any of its representations, warranties or covenants in this Section.

     16. ENFORCEMENT OF MASTER LEASE. Subtenant, at its sole cost and expense, may (but only to the extent applicable to the Premises) enforce against Landlord the rights given Sublandlord under the Master Lease in order to realize Subtenant's rights under this Sublease, including rights of reasonable approval, rights of access rights of repair and rights to abate rent; provided, however, that Subtenant may only abate rent pursuant to this Section to the extent that Sublandlord may abate rent under the Master Lease. Sublandlord hereby assigns to Subtenant Sublandlord's rights under the Master Lease to enforce provisions of the Master Lease against Landlord, but only, to the extent that such rights apply to the Premises, reserving to Sublandlord a non-exclusive right to enforce the rights given Sublandlord under the Master Lease. Sublandlord agrees to join in any arbitration or lawsuit commenced by Subtenant hereunder and agrees to use reasonable efforts to assist Subtenant in any such action, provided that Subtenant shall reimburse Sublandlord for reasonable out-of-pocket costs and expenses incurred by Sublandlord to provide such assistance including reasonable attorneys' fees. Subtenant shall defend, protect, indemnify and hold Sublandlord harmless for any breach by Subtenant of the Master Lease, and shall indemnify, protect, defend and hold Sublandlord harmless in connection with any enforcement action under this Section, except to the extent incurred as a result of Sublandlord's negligence or willful misconduct.




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     17.  INCORPORATION OF TERMS OF MASTER LEASE.

          (a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease the terms and provisions of this Sublease shall govern. Sublandlord represents and warrants that (a) the copy of the Master Lease attached hereto as Exhibit A is a true and complete copy of the Master Lease and there are no additional agreements between Sublandlord and Landlord with respect to the Premises, (b) all of the initial tenant improvement work required to be performed in the Premises pursuant to the terms of the Master Lease has been completed in accordance with the provisions of the Master Lease and (c) to the best of Sublandlord's knowledge, there are no defaults on the part of either Landlord or Sublandlord under the Master Lease and no event has occurred which, with the giving of notice and the passage of time, would constitute a default under the Master Lease. Furthermore, Sublandlord shall not modify or amend the Master Lease in any way that would materially adversely affect Subtenant's use of, access to or quiet enjoyment of the Premises or that would materially increase Subtenant's obligations, or materially diminish Subtenant's rights under this Sublease without Subtenant's consent, which consent Subtenant may withhold in its sole and absolute discretion. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

          (b) For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

               (i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for the purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

               (ii) In all provisions of the Master Lease requiring Sublandlord to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord reasonably shall determine if such evidence, certificate or other matter or thing shall be satisfactory.


               (iii) Sublandlord shall have no obligation to repair the Premises or the Building to restore or rebuild any portion of the Premises or the Building after any destruction or taking by eminent domain or to perform any services or other obligations of Landlord under the Master Lease.

               (iv) In each instance in which the Master Lease affords Sublandlord a period within which to cure a breach or event of default, such period, as applied to Subtenant, shall expire two (2) business days before the expiration of the cure


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     period specified in the Master Lease; provided, however, that if such period is two (2) business days or fewer, Subtenant shall have two (2) business days to perform.

          (c) The following provisions of the Master Lease are specifically excluded from incorporation in this Sublease: Paragraphs 1, 2, 4, 5, 6, 7, 8, 10, 11(a), 17.B, 18, 29, 35, 38, Exhibit A, Exhibit B, and Exhibit C. The exclusion of certain provisions of the Master Lease from incorporation into this Sublease shall not in any way limit or affect (i) the obligations of Landlord to Sublandlord and, subject to the applicable conditions and limitations set forth in this Sublease, Sublandlord to enforce Landlord's compliance with such obligations.

     18. NOTICES. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice, including notices of default, received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices shall be sent to the attention of:

     If to Sublandlord:       Baytech Associates
                              145 Baytech Drive
                              San Jose, CA 95134

     If to Subtenant:         Verilink Corporation
                              145 Baytech Drive
                              San Jose, CA 95134

     19. TIME OF THE ESSENCE. Time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Sublease.

     20. GOVERNING LAW. California law shall govern the construction and enforcement of this Sublease.

     21. INTERPRETATION OF SUBLEASE. Section and Subsection headings in this Sublease are included solely for ease of reference and shall not affect the construction of this Sublease. This Sublease shall be construed as if it had been prepared jointly by Sublandlord and Subtenant. Unless otherwise indicated, all references to Sections and Subsections are to Sections and Subsections in this Sublease. Each exhibit referred to in this Sublease is an exhibit attached to this Sublease and is incorporated herein by reference. If any portion of this Sublease shall be declared to be invalid, illegal or unenforceable by any court of competent jurisdiction, such portion shall be deemed severed from this Sublease and the remaining portions shall continue in full force and effect.

     22. ENTIRE AGREEMENT; AMENDMENTS IN WRITING. There are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any


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and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto by Sublandlord to Subtenant with respect to the subject matter thereof. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto.


     23.  INDEMNITY.

          (a) Except to the extent caused by Sublandlord's negligence or willful misconduct, Subtenant shall indemnify, protect, defend with counsel reasonably acceptable to Sublandlord and hold harmless Sublandlord from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Premises, or (ii) the negligence or willful misconduct of Subtenant or its employees, contractors, agents, or invitees, or (iii) a breach of Subtenant's obligations under this Sublease; or (iv) a breach of Subtenant's obligations under the Master Lease; or (v) any Hazardous Materials used, stored, released, disposed, generated or transported by Subtenant, its agents, employees, contractors or invitees in, on or about the Premises.

          (b) Except to the extent caused by Subtenant's negligence or willful misconduct, Subtenant shall indemnify, protect, defend with counsel reasonably acceptable to Subtenant and hold Subtenant harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) a breach of Sublandlord's obligations under this Sublease; or (ii) a breach of Sublandlord's obligations as Tenant under the Master Lease to the extent those obligations are not assumed by Subtenant under this Sublease; or (iii) the negligence or willful misconduct of Sublandlord, its employees, contractors, agents, or invitees occurring on or about the Premises; or (iv) Hazardous Materials used, stored or disposed of by Sublandlord in, on or about the Premises.

          (c) The obligations of Sublandlord and Subtenant set forth in this Paragraph 23 shall survive termination of this Sublease.

     24. TERMINATION AND MODIFICATION OF MASTER LEASE BY SUBLANDLORD. Sublandlord shall not voluntarily terminate the Master Lease during the term of this Sublease. Sublandlord shall not modify the Master Lease in any way that will adversely affect Subtenant's rights or obligations under this Sublease.

     25. SURRENDER. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Subtenant's obligation to surrender the Premises shall be fulfilled if Subtenant surrenders possession of the Premises in the condition required by the Master Lease, except that Subtenant shall have no obligation to remove any additions, alterations or improvements made to the Premises by Sublandlord or any predecessor in interest of Sublandlord prior to the commencement date of the term of this Sublease.

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     26.  RIGHT TO CURE. If Sublandlord defaults in the performance or observance of any of Sublandlord's remaining obligations under the Master Lease or fails to perform Sublandlord's stated obligations under this Sublease to enforce, for Subtenant's benefit, Landlord's obligations under the Master Lease, then Subtenant shall give Sublandlord notice specifying in what manner Sublandlord has defaulted, and if such default shall not be cured by Sublandlord within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30)-day period, this period shall be extended for an additional reasonable time, provided the Sublandlord commences to cure such default within such thirty (30)-day period and proceeds diligently thereafter to effect such cure as quickly as possible), then in addition, Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs). Subtenant shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Master Lease or with any applicable governmental law, regulation or order.

     IN WITNESS WHEREOF, the Parties have entered into this Sublease as of the date first written above.

                                        Sublandlord:

                                        BAYTECH ASSOCIATES,
                                        a California General Partnership

                                        By: /s/ LEIGH S. BELDEN
                                            ----------------------------------
                                        Name: Leigh S. Belden
                                              --------------------------------
                                        Title:
                                               -------------------------------


                                        Subtenant:

                                        VERILINK CORPORATION
                                        a Delaware corporation

                                        By: /c/ JOHN C BATTY
                                            ----------------------------------
                                        Name:  John C Batty
                                              --------------------------------
                                        Title:    CFO
                                               -------------------------------



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